                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [x]       Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Section 240.14a-12

                           MFN Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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*    Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]  Fee paid previously by written preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                           MFN FINANCIAL CORPORATION
                                100 Field Drive
                          Lake Forest, Illinois 60045
                                 847-295-8600

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 24, 2001

                               ----------------

To the Stockholders of
 MFN Financial Corporation

   Notice is hereby given that the annual meeting of stockholders of MFN FINANCIAL CORPORATION, a Delaware corporation (the "Company"), will be held at the North Shore Hotel Moraine, 700 Sheridan Road, Highwood, Illinois, on Tuesday, April 24, 2001, at 10:00 a.m. local time, for the following purposes:

  1. To elect seven directors of the Company to hold office for the ensuing year.

  2. To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated 1989 Stock Option and Incentive Compensation Plan increasing the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares.

  3. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 2, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders.

   Attendance at the meeting will be limited to stockholders of the Company who bring evidence of ownership of our Common Stock as of March 2, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of MFN common stock to gain admission to the meeting.

                                          By Order of the Board of Directors

                                          Mark E. Dapier
                                          Secretary

Lake Forest, Illinois
March 26, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           MFN FINANCIAL CORPORATION
                                100 Field Drive
                          Lake Forest, Illinois 60045
                                 847-295-8600

                               ----------------

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                April 24, 2001

                               ----------------

                              VOTING INFORMATION

   This Proxy Statement is being mailed to stockholders of MFN Financial Corporation (the "Company") on or about March 26, 2001 and is furnished in connection with the Board of Directors' solicitation of proxies for the annual meeting of stockholders to be held on April 24, 2001, for the purposes of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy or by requesting to vote in person at the meeting. Without extra compensation, certain directors, officers and employees of the Company may make additional solicitations in person or by telephone or facsimile. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

   Each holder of the Company's Common Stock, par value $.01 per share (the "Common Stock") is entitled to one vote per share upon each matter submitted to the vote of stockholders at this annual meeting. For purposes of the meeting, a quorum means a majority of the issued and outstanding shares of Common Stock entitled to vote at the annual meeting. As of the close of business on March 2, 2001, the record date for stockholders entitled to vote at the annual meeting, there were outstanding 10,000,003 shares of Common Stock. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. A holder of Common Stock may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space in the proxy. With respect to the proposal regarding the amendment to the Company's Amended and Restated 1989 Stock Option and Incentive Compensation Plan (the "Option Plan") to increase the number of shares of Common Stock authorized for issuance thereunder, a stockholder may (i) vote for the proposal, (ii) vote against the proposal, or (iii) abstain from voting. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the stockholder, proxies will be voted for the election of all named director nominees, each to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified and for the proposal to amend the Option Plan to increase the number of shares authorized for issuance thereunder.

   Proxies relating to "street name" shares that are voted by brokers on one but not both of the matters will be treated as shares present for purposes of determining the presence of a quorum on both matters ("broker non-votes"). The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required in the election of directors and the approval of the proposal to amend the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder. Shares represented by proxies which are marked "abstain" with respect to the proposal to amend the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder will be treated as shares present and entitled to vote, but will have the same effect as a vote against approval of such proposal. Withholding authority to vote for a director nominee will in effect count as a vote against the director nominee. Broker non-votes will have no effect in the election of directors or approval of the proposal to amend the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder.

   The Board of Directors knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

   Stockholders wishing to include proposals in the Company's proxy statement and form of proxy for the year 2002 annual meeting must submit such proposals so that they are received by the Secretary of the Company at its Lake Forest address by no later than November 26, 2001. Stockholders wishing to present proposals at the annual meeting (but not include them in the proxy statement) are required to notify the Secretary of the Company in writing at the Lake Forest address by no later than January 24, 2002 and no earlier than December 25, 2001.

                          STOCK OWNERSHIP INFORMATION

   The table below sets forth certain information as of March 2, 2001, with respect to each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock based on the Company's review of Schedules 13D and 13G filed with the Securities and Exchange Commission, and the beneficial ownership of the outstanding shares of Common Stock of each director, each current executive officer shown in the Summary Compensation Table and all executive officers and directors as a group. Except as set forth below, the address for such person or group is the Company's Lake Forest office. Unless otherwise noted, each person has sole power to vote and dispose of the Common Stock beneficially owned.

                                                         Number of
                                                           Shares      Percent
                                                        Beneficially     of
Name                                                     Owned (a)      Class
----                                                    ------------   -------
Intermarket Corp.......................................  1,868,744(b)   18.7%
 667 Madison Avenue
 New York, New York 10021
Goldman, Sachs & Co....................................  1,737,467      17.4%
The Goldman Sachs Group, Inc.
 85 Broad Street
 New York, NY 10004
Franklin Mutual Advisers, LLC..........................  1,709,451      17.1%
 51 John F. Kennedy Parkway
 Short Hills, NJ 07078
Merrill Lynch, Pierce Fenner & Smith Incorporated......  1,240,204      12.4%
 World Financial Center
 North Tower
 250 Vesey Street
 New York, New York 10281
Principal Life Insurance Company.......................    998,351      10.0%
Principal Mutual Holding Company
 711 High Street
 Des Moines, IA 50392-0088
Stephen Feinberg.......................................    870,757(c)    8.7%
 450 Park Avenue
 28th Floor
 New York, New York 10022
Angelo Gordon & Co.....................................    751,315(d)    7.5%
 245 Park Avenue
 New York, New York 10167
Thomas L. Gooding......................................     20,329(e)     *
Andrew C. Halvorsen....................................     19,792        *
Edward G. Harshfield...................................    791,666       7.9%
Michael A. Kramer......................................     19,792        *
Martin L. Solomon......................................     19,792        *
Robert Stucker.........................................     19,792        *
George R. Zoffinger....................................     19,792        *
Jeffrey B. Weeden......................................    178,000       1.8%
Mark E. Dapier.........................................     87,499        *
Mark D. Whitham........................................     42,916        *
All executive officers and directors as group (10
 persons)..............................................  1,219,370(e)   12.2%

--------
   *Less than 1%

(a) Includes shares that may be acquired within 60 days of March 2, 2001, pursuant to stock options as follows:
     Mr. Gooding, 19,792 shares;
     Mr. Halvorsen, 19,792 shares;
     Mr. Harshfield, 791,666 shares;
     Mr. Kramer, 19,792 shares;
     Mr. Solomon, 19,792 shares;
     Mr. Stucker, 19,792 shares;
     Mr. Zoffinger, 19,792 shares;
     Mr. Weeden, 175,000 shares;
     Mr. Dapier, 87,499 shares;
     Mr. Whitham, 42,916 shares; and
     all executive officers and directors as a group, 1,215,833 shares
(b) Includes 358,914 shares of common stock held by Fernwood Associates, L.P., 556,440 shares of common stock held by Fernwood Restructurings, Limited and 19,018 shares of common stock held by Fernwood Foundation Fund, L.P.
(c) Includes 158,247 shares of common stock held by Cerberus Partners, L.P., 486,462 shares of common stock held by Cerberus International, Ltd. and 225,948 shares of common stock held by certain private investment funds.
(d) John M. Angelo and Michael L. Gordon are each general partners of AG Partners, L.P, the sole general partner of Angelo, Gordon & Co. and together share power to vote and dispose of such shares. Includes 57,741 shares held for the account of Angelo, Gordon & Co. and 693,574 shares held for the account of 13 private investment funds for which Angelo, Gordon & Co. acts as general partner and/or investment advisor.
(e) Includes 537 shares that may be acquired by Mr. Gooding within 60 days of March 2, 2001, pursuant to warrants.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2000.

                             ELECTION OF DIRECTORS

   At the annual meeting of stockholders, seven directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated on the proxy form, it is intended that the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies unless otherwise indicated on the proxy form.

Nominees

   The following information concerning the nominees has been furnished by the nominees:

                                          Principal Occupation                      First
                                         During Last Five Years                  Year Elected
         Name         Age                and Other Directorships                   Director
         ----         ---                -----------------------                 ------------
 Thomas L. Gooding    65  Chairman and Chief Executive Officer of First              1999
                          Community Bank of Hillsboro since 1998. President,
                          Chairman and Chief Executive Officer of BoatMen's
                          National Bank of Central Illinois from 1988-1998.

 Andrew C. Halvorsen  54  Private investor since 1998. Chief Financial Officer       1999
                          and member of Office of the President of Beneficial
                          Corporation, a financial services company, from
                          1986-1998. Director of Beneficial Corporation from
                          1984-1998.

 Edward G. Harshfield 64  Executive Chairman of the Company since January            1999
                          2001. Chairman and Chief Executive Officer from
                          October 1999 until January 2001. Chairman, President
                          and Chief Executive Officer from March 1999 until
                          October 1999. President and Chief Executive Officer
                          of California Federal Bank from October 1993 until
                          January 1997 and Vice Chairman from January 1997
                          until January 1999. Director and Chairman, Credit
                          Policy Committee of California Federal Bank.
                          Director and Chairman, Compensation Committee of
                          Cash Technologies Inc.

 Martin L. Solomon    64  Co-Chairman of American Country Holdings, Inc., a          1999
                          property and casualty insurance company, since
                          August 2000. Chairman and Chief Executive Officer
                          from June 1997 to August 2000. Vice Chairman of
                          Great Dane Holdings, a manufacturer of truck
                          trailers and metal stampings, a lessor of taxicabs
                          and a property and casualty insurance company, from
                          1985-1996. Private investor since 1990. Also
                          Director of American Country Holdings, Inc., Hexcel
                          Corporation, XTRA Corporation, eMagin Corporation
                          and Telephone and Data Systems, Inc.

 Robert Stucker       56  Partner in the law firm of Vedder, Price, Kaufman &        1999
                          Kammholz, which firm provides legal services to the
                          Company. Director of General Binding Corporation.

 Jeffrey B. Weeden    44  President and Chief Executive Officer of the Company       2001
                          since January 2001. President and Chief Operating
                          Officer from October 1999 until January 2001.
                          Executive Vice President and Chief Financial Officer
                          from March 1999 until October 1999. Senior Vice
                          President and Chief Financial Officer of Firstar
                          Corporation from 1996 through 1998.

 George R. Zoffinger  53  President and Chief Executive Officer of                   1999
                          Constellation Capital Corp., a financial services
                          company, since March 1998. President and Chief
                          Executive Officer of Value Property Trust, a real
                          estate investment trust, from October 1995 to
                          February 1998. Chairman of Core States New Jersey
                          Bank from 1994 through December 1996. Director of
                          New Jersey Resources, Admiralty Bancorp., Commercial
                          Federal Bancorp and Silverline Industries Inc.

                                 COMPENSATION

   The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the executive officers named below (the "Named Executive Officers").

                          Summary Compensation Table

                                                                       Long-Term
                              Annual Compensation                     Compensation
                              ----------------------                  ------------
                                                                       Number of
                                                           Other         Shares
                                                           Annual      Underlying   All other
Name and Principal             Salary        Bonus      Compensation     Stock     Compensation
Position                 Year    ($)          ($)           ($)        Options(#)      ($)
------------------       ---- ---------    ---------    ------------  ------------ ------------
Edward G. Harshfield.... 2000 1,000,000    1,295,522      126,000(4)          --       7,002(5)
 Executive Chairman      1999   776,923(1)   900,000      115,500(4)   1,000,000     737,600(6)
                         1998        --           --           --             --          --

Jeffrey B. Weeden....... 2000   325,000      615,049(3)        --             --       7,002(5)
 President and Chief     1999   207,788(2)   200,000           --        250,000      82,666(7)
  Executive
 Officer                 1998        --           --           --             --          --

Mark E. Dapier.......... 2000   200,000      161,564           --             --       3,400(5)
 Executive Vice          1999   171,435      170,000           --        125,000       3,200(5)
  President,
 General Counsel and     1998   124,000       40,000           --             --      22,377(8)
  Secretary

Mark D. Whitham......... 2000   140,000       79,166           --             --       7,002(5)
 Chief Financial Officer 1999    95,000       75,000           --         60,000      35,585(9)
                         1998        --           --           --             --          --

--------
(1) Excludes (a) $121,689 paid to Mr. Harshfield during 1998 and $250,000 during 1999 in his role as a consultant prior to his election as Chairman of the Board and Chief Executive Officer. Excludes a $4,000,000 signing bonus for Mr. Harshfield paid to induce Mr. Harshfield to accept employment following the Company's emergence from Chapter 11 reorganization proceedings.
(2) Excludes $46,371 paid to Mr. Weeden in 1999 in his role as a consultant prior to his election as Executive Vice President and Chief Financial Officer.
(3) Includes a $300,000 promotion bonus paid in December 2000 in connection with election as Chief Executive Officer effective January 1, 2001 and a $315,049 bonus paid under the MFN Financial Corporation Annual Executive Incentive Bonus Plan.
(4) Represents reimbursement of housing expenses.
(5) Represents Company contributions under the Company's 401(k) plan.
(6) Represents a one-time payment to Mr. Harshfield as a result of an adjustment to his employment agreement.
(7) Represents reimbursement for relocation expenses.
(8) Includes $19,900 for services rendered to the Board of Directors and $2,477 of Company contributions under the Company's 401(k) plan.
(9) Includes $33,462 for reimbursement of relocation expenses and $2,123 of contributions under the Company's 401(k) plan.

                     Option/SAR Grants in Last Fiscal Year

   There were no stock options granted to the Named Executive Officers during 2000.

                         Fiscal Year End Option Values

   No stock options were exercised by the executive officers named in the Summary Compensation Table during 2000. The following table sets forth information with respect to unexercised options held at fiscal year end.

                                   Number of Shares
                                      Underlying            Value of Unexercisable
                                  Unexercised Options        In-the-Money Options
                                at Fiscal Year End (#)      at Fiscal Year End ($)
      Name                     Exercisable/Unexercisable Exercisable/Unexercisable(1)
      ----                     ------------------------- ----------------------------
      Edward G. Harshfield....      750,000/250,000                  $0/0
      Jeffrey B. Weeden.......      166,666/83,334                    0/0
      Mark E. Dapier..........       83,333/41,667                    0/0
      Mark D. Whitham.........       40,833/19,167                    0/0

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock at year end multiplied by the applicable number of shares.

Pension Plan

   The Company has a defined benefit Pension Plan (the "Pension Plan") covering eligible employees who are at least 21 years of age and have completed at least 1 year of service. The amount of the Company's annual contribution to the Pension Plan is determined for the total of all participants covered by such Pension Plan, and the amount of payment in respect of a specified person is not and cannot readily be separated or individually calculated by the Company's actuaries for the Pension Plan. The remuneration covered by the Pension Plan ("pension based pay") is the highest average monthly total compensation for any 5 consecutive years out of the employee's last 10 years of employment. The normal retirement benefit at age 65 equals 70% of pension based pay minus 50% of the participant's primary Social Security benefit. This amount is reduced by 1/35th for each year by which the participant has fewer than 35 years of service with the employer. Benefits are also available to participants who terminate employment before age 65 after completing 5 or more years of service or due to total and permanent disability.

   The following table sets forth estimated annual benefits upon retirement, payable on a straight life annuity basis, for employees in the specified pension based pay (shown on an annual basis) and years of service classifications, and is based upon the assumption that the Pension Plan will be continued and that the employee will continue with the Company until his normal retirement age of 65:

                                      Number of Years of Service
                       --------------------------------------------------------
Remuneration*             5      10      15      20      25      30       35
-------------          ------- ------- ------- ------- ------- ------- --------
$100,000.............. $ 8,771 $17,542 $26,313 $35,083 $43,854 $52,625 $ 61,396
$110,000.............. $ 9,771 $19,542 $29,313 $39,083 $48,854 $58,625 $ 68,396
$120,000.............. $10,771 $21,542 $32,313 $43,083 $53,854 $64,625 $ 75,396
$130,000.............. $11,771 $23,542 $35,313 $47,083 $58,854 $70,625 $ 82,396
$140,000.............. $12,771 $25,542 $38,313 $51,083 $63,854 $76,625 $ 89,396
$150,000.............. $13,771 $27,542 $41,313 $55,083 $68,854 $82,625 $ 96,396
$160,000.............. $14,771 $29,542 $44,313 $59,083 $73,854 $88,625 $103,396
$170,000.............. $15,771 $31,542 $47,313 $63,083 $78,854 $94,625 $110,396

--------
* The annual retirement benefits are subject to maximum limitations ($135,000 at December 31, 2000) under the Internal Revenue Code. The annual limit on remuneration for purposes of pension plan benefit calculation was $170,000 at December 31, 2000 under the Internal Revenue Code.

The credited years of service for the individuals named in the above compensation table are as follows: Edward G. Harshfield, 2 years; Jeffrey B. Weeden, 2 years; Mark E. Dapier, 9 years; and Mark D. Whitham, 2 years.

Board of Directors

   The Board of Directors held 5 meetings in 2000. The Personnel and Compensation Committee held 5 meetings, the Nominating Committee held 2 meetings and the Audit Committee held 6 meetings. All directors were present for at least 75% of the meetings for which they were in office and the respective committees on which they served with the exception of Mr. Kramer who attended 3 of the 5 Board meetings. Non-employee directors are paid a fee of $5,000 each fiscal quarter and $1,000 for each Board or committee meeting they attend. The quarterly fee was raised to $5,000 from $3,000 commencing with the third quarter of the year. Employee directors receive no compensation as such. Except for Mr. Harshfield and Mr. Weeden, each director received an initial grant of options to purchase 25,000 shares at an exercise price of $8.50 per share. One half of the options were immediately vested with the balance vesting pro rata during the second and third years following grant of Common Stock upon becoming a director.

   The Board of Directors has an Audit Committee and a Personnel and Compensation Committee, each currently composed of Thomas L. Gooding, Andrew
C. Halvorsen, Martin L. Solomon and George R. Zoffinger. The Board of Directors also has a Nominating Committee composed of all seven directors. The Audit Committee reviews the scope and results of the audit by the Company's independent auditors, reviews the Company's procedures for monitoring internal accounting controls and recommends the selection of independent auditors. Each member of the Audit Committee satisfies the independence requirements of the NASDAQ National Market. The Personnel and Compensation Committee makes the determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer and establishes general compensation policies with respect to all other executive officers of the Company. The Nominating Committee reviews and recommends nominees to the board of directors. The Nominating Committee will consider director nominees recommended by stockholders if such recommendations are submitted in writing to the Secretary of the Company. The committee also reviews and recommends to the board of directors changes in compensation of directors. During the first quarter of 2000, the Board of Directors as a whole, other than Mr. Harshfield, acted as both the Audit Committee and the Personnel and Compensation Committee. The Board currently has no Executive Committee.

Employment Contracts and Change of Control Agreements

   The Company entered into an Employment Agreement with Edward G. Harshfield on March 23, 1999 which expires on March 23, 2002, whereby the Company agreed to employ Mr. Harshfield as President and Chief Executive Officer of the Company and to elect Mr. Harshfield as a member and Chairman of the Company's Board of Directors. Mr. Harshfield receives an annual base salary of $1 million and an annual bonus in an amount determined by the Board of Directors or the Personnel and Compensation Committee. Mr. Harshfield's minimum annual bonus for each of the second and third years of Mr. Harshfield's employment will be at least $500,000, subject to achieving certain performance levels agreed to by the Company and Mr. Harshfield. Mr. Harshfield also received a signing bonus of $4 million and options to purchase 1,000,000 shares of the Company's Common Stock, certain of which are subject to a vesting schedule. In the event Mr. Harshfield is terminated by the Company without cause, or Mr. Harshfield terminates the employment agreement for good reason, or if there is a change of control (as defined), Mr. Harshfield is entitled to continuation of his base salary through March 23, 2002, and his unvested options would become fully exercisable. The Company also entered into a change of control agreement with Mr. Harshfield. If Mr. Harshfield's employment is terminated within 24 months of a change of control (as defined) for any reason other than for cause, or by Mr. Harshfield for good reason, Mr. Harshfield is entitled to a lump sum cash amount equal to three times Mr. Harshfield's salary immediately prior to the change in control and a bonus equal to the greater of $500,000 or 100% of Mr. Harshfield's targeted bonus for the year in which the termination occurs. Mr. Harshfield's unvested options would also become fully exercisable on a change of control and certain employee benefits would be continued following termination up to a maximum of three years. Mr. Harshfield would also receive gross-up payments in the event he incurs any excise taxes on receipt of these amounts.

   The Company entered into an Employment Agreement with Jeffrey B. Weeden on March 23, 1999, which expires on March 23, 2002. Upon his election to Chief Executive Officer on January 1, 2001, Mr. Weeden's Employment Agreement was amended and restated to be commensurate with the duties and compensation as

Chief Executive Officer and he received a $300,000 promotion bonus. Mr. Weeden received an annual base salary adjustment to $450,000, which will be reviewed annually by the Company's Personnel and Compensation Committee. Mr. Weeden continues to be eligible to participate in the Annual Executive Incentive Bonus Plan for the Company with a bonus opportunity subject to achieving certain performance levels agreed to by the Personnel and Compensation Committee. Mr. Weeden received options to purchase 200,000 shares of Common Stock in connection with his initial dated employment agreement, and options to purchase 200,000 shares of Common Stock in connection with his amended agreement. These options are subject to a vesting schedule. In the event Mr. Weeden is terminated without cause, or Mr. Weeden terminates his employment for good reason, Mr. Weeden is entitled to continuation of his base salary through December 31, 2003, and his unvested options would become fully exercisable.

   The Company entered into an Employment Agreement with Mr. Dapier on March 23, 1999, which expires on March 23, 2002. Mr. Dapier received an initial annual base salary of $150,000, which will be reviewed annually by the Company's Personnel and Compensation Committee. Mr. Dapier is also eligible to receive an annual bonus subject to achieving certain performance levels agreed to by the Personnel and Compensation Committee, and subject to a guaranteed bonus of $60,000 for the first year of employment. Mr. Dapier received options to purchase 100,000 shares of Common Stock in connection with his employment agreement, certain of which are subject to a vesting schedule. If Mr. Dapier is terminated without cause, or Mr. Dapier terminates his employment for good reason, then Mr. Dapier is entitled to continuation of his base salary through March 23, 2002, and his unvested stock options would become fully exercisable.

   The Company also entered into change in control agreements with Mr. Weeden, Mr. Dapier and Mr. Whitham. The change of control agreements provide that if the employee's employment is terminated within 24 months of a change of control (as defined) for any reason other than for cause or by the employee for good reason, then the employee is entitled to a lump sum cash amount equal to three times employee's base salary and targeted bonus in effect immediately prior to the change of control for the year in which the termination occurs, and employee's unvested options would become fully exercisable. Certain employee benefits would be continued following termination up to a maximum of three years. The employee would also receive gross-up payments in the event he incurs any excise taxes on receipt of these amounts.

             REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

   The Personnel and Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company.

Compensation For The Chairman of the Board and Chief Executive Officer

   Mr. Harshfield, the current Executive Chairman of the Board and the former Chief Executive Officer of the Company has a three year employment agreement, which includes his initial compensation package, that was established during the Company's reorganization proceedings as a result of negotiations between Mr. Harshfield and the Company's prior Board of Directors, with the consent of the Creditors Committee and the approval of the Bankruptcy Court. Mr. Weeden, the Company's current Chief Executive Officer also has a three year employment agreement that was established during the Company's reorganization proceedings and was amended in January 2001.

Overview and Philosophy

   The objective of the executive compensation program is to provide overall levels of compensation for the executive officers which will both attract and retain superior talent and align the interests of the Company's executive officers with the financial success of the Company. The Committee believes that its task of determining fair and competitive compensation is ultimately subjective.

   The program is composed of base salary, annual bonus, equity based incentives and other benefits generally available to all employees. As of December 31, 2000, options to purchase 1,685,000 shares of the Company's common stock were outstanding.

   The Internal Revenue Code limits the ability of the Company to deduct from taxable income compensation paid to any executive officer in excess of $1 million. In the event compensation for any of the Company's executive officers exceeds this $1 million threshold, the Committee will balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. As a result, the Committee may take actions it deems to be in the best interest of the Company's stockholders, including: (1) providing non-deductible compensation above the $1 million threshold and/or (2) modifying the Company's compensation programs to qualify bonuses or other performance-based compensation to be exempt from the deduction limit.

Base Salary

   The base salary for each executive, including the Chief Executive Officer, is intended primarily to be competitive with companies in the industry and geographic area in which the Company competes. In setting these compensation levels, the Committee considered a variety of factors including levels of responsibility as well as the unique abilities and individual experience and performance of each executive officer. In making annual adjustments to base salary, the Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chairman of the Board and Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

Bonus

   Annual bonuses for the Company's executive officers have been determined by the Committee based on the financial performance of the Company and the progress by the Company in reaching key initiatives established by the Board of Directors, as well as the individual performance of each such officer, in accordance with the MFN Financial Corporation Annual Executive Incentive Bonus Plan. Certain executive officers have employment agreements with targeted annual bonus amounts and minimum guaranteed payments, subject to achieving certain performance levels agreed to by the Personnel and Compensation Committee.

Long-term Incentives

   In general, the Committee believes that equity based compensation should form a part of an executive's total compensation package. Stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option was determined by factors similar to those considered in establishing base salary.

Other

   Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate. Together with perquisites, these benefits (not including one-time reimbursement for relocation expenses) did not exceed 10% of any executive's combined salary and bonus in 2000.

                                          Personnel and Compensation Committee

                                          Thomas L. Gooding
                                          Andrew C. Halvorsen
                                          Martin L. Solomon
                                          George R. Zoffinger

                         REPORT OF THE AUDIT COMMITTEE

   The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

   The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements included in the 2000 Annual Report to Stockholders. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

   The Audit Committee has discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

   The Audit Committee has received from Grant Thornton LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Grant Thornton LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Grant Thornton has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

   Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Stockholders, the Audit Committee has recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

   As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving the Audit Committee's recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                          Thomas L. Gooding
                                          Andrew C. Halvorsen
                                          Martin L. Solomon
                                          George R. Zoffinger

Performance Graph

   The following performance graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Russell 2000 and the SNL Auto Finance indices for the period commencing May 7, 1999, the first date the Company's new common stock began trading, and ending December 31, 2000. On March 10, 1999, the Company's Second Amended Plan of Reorganization (the "Plan") was approved by the United States Bankruptcy Court for the Northern District of Illinois. The Plan was effective March 23, 1999. Under the Plan, the Company's previous senior lenders received 9,500,000 shares (95%) of the new common stock of the Company and the prior stockholders received 500,000 shares (5%) of the Company's new common stock and three series of warrants to purchase new common stock. As such, the performance of the Company's common stock prior to the effective date of the Plan is not meaningful.

[PERFORMANCE GRAPH]

                                              Period Ending
                          -----------------------------------------------------
Index                     05/07/99 06/30/99 12/31/99 06/30/00 09/30/00 12/31/00
-----                     -------- -------- -------- -------- -------- --------
MFN Financial
 Corporation.............  100.00   168.75   108.33   103.13   123.96    75.00
Russell 2000.............  100.00   105.23   116.76   120.30   121.63   113.23
SNL Auto Finance Index...  100.00   103.33   107.77   107.80   150.48   142.11

--------
(1) The stock price performance shown on the graph above is not necessarily indicative of future price performance.

 PROPOSAL TO AMEND THE COMPANY'S OPTION PLAN TO INCREASE THE NUMBER OF SHARES
              OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER.

Background

   The Board of Directors has amended the Company's Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Option Plan by 500,000 shares. The purpose of the Option Plan is to assist the Company in attracting, motivating and retaining officers, directors and other key employees by (i) providing incentives based upon and to promote the long-term success of the Company and
(ii) increasing the identification of these officers, directors and key employees with the Company and its stockholders through increased ownership of Common Stock. The proposed amendment will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer stock incentives to attract and keep key employees.

Shares Available

   The Option Plan currently has 950,000 shares of Common Stock reserved for issuance thereunder. There was one (1) share of Common Stock available for awards under the Option Plan as of March 1, 2001. The maximum number of shares which may be subject to an option granted to any participant in any year during the term of the Option Plan is 500,000 shares. If there is a cancellation, forfeiture or other expiration of any option for any reason without having been exercised in full, the shares not purchased under the expired options will again be available for purposes of the Option Plan.

Administration

   The Option Plan provides for administration by a committee (the "Committee") to be comprised of two or more directors as the Board may designate from time to time, each of whom shall be "Nonemployee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Among the Committee's powers are the authority to interpret the Option Plan, establish rules and regulations for its operation, select officers, directors and key employees of the Company and its subsidiaries to receive awards, and determine the form, amount, and other terms and conditions of awards.

Eligibility of Participation

   Officers, directors and key employees of the Company or any of its subsidiaries are eligible to participate in the Option Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Option Plan is 50.

Types of Awards

   The Option Plan provides for the grant of (1) non-qualified stock options and (2) performance units. Awards may be granted singly or in combination, as determined by the Committee.

Federal Tax Treatment

   Under current law, the following are U.S. federal income tax consequences generally arising with respect to options granted under the Option Plan. A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

Other Information

   As of March 2, 2001, the closing price per share of the Company's Common Stock was $7.50.

Vote Required for Approval

   The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the proposal to amend the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder. Abstentions will count as votes against the proposal. Broker non-votes will have no effect.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER.

                             FINANCIAL INFORMATION

   The Company has furnished its financial statements to stockholders in its 2000 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide without charge to any stockholder an additional copy of the 2000 Annual Report, on the request of such stockholder, to the Company's Secretary at MFN Financial Corporation, 100 Field Drive, Lake Forest, Illinois 60045, or by telephone to (847) 295-8600, ext. 129.

                            ACCOUNTING INFORMATION

   Selection of the independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's Independent Public Accountants for the year ended December 31, 2000 were Grant Thornton LLP, which the Company engaged on April 29, 1999. Prior to this engagement, the Company had not consulted with Grant Thornton LLP regarding any of the matters described in Item 304(a)(2) of Regulation S-K during the fiscal years ended December 31, 1997 and 1998, or through the interim period ending April 29, 1999. The Audit Committee will vote upon the re-election of auditors for the current fiscal year at a future meeting. Grant Thornton LLP is expected to have representatives at the annual meeting of stockholders who will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

   On March 23, 1999, Arthur Andersen LLP informed the Company that it had declined to stand for re-appointment as the Company's independent accountant for the 1999 fiscal year. Arthur Andersen LLP indicated that as a result of the confirmation by the United Sates Bankruptcy Court for the Northern District of Illinois of the Company's Second Amended Plan of Reorganization, the Company was considered by the firm to be a "new client", and the firm was not currently accepting new audit engagements in the sub prime consumer finance industry.

   The audit reports of Arthur Andersen LLP on the financial statements of the Company for each of the Company's last two fiscal years were qualified as to uncertainty regarding the Company's ability to continue as a going concern. More specifically, Arthur Andersen LLP's report relating to the Company's financial statements for the year ended December 31, 1997, noted that (i) the Company had incurred losses in 1997 and 1996 and was continuing to incur losses in 1998, (ii) all of the Company's debt was subject to acceleration or had matured by its terms as a result of the Company's defaults of its various lending agreements, (iii) the Company was a defendant in various litigation arising from the restatement of previously reported financial information for 1995 and interim earnings in 1996, and (iv) such matters raised doubt about the Company's ability to continue as a going concern. Similarly, Arthur Andersen LLP's report relating to the Company's financial statements for the year ended December 31, 1998, noted that (i) the Company had incurred losses in 1996 through 1998 and was continuing to incur losses in 1999, (ii) the continuation of the business after the effective date of the Company's Second Amended Plan of Reorganization was dependent on the Company's ability to achieve sufficient cash flow to meet its restructured debt obligations, and
(iii) such matters raised substantial doubt about the Company's ability to continue as a going concern. The audit reports of Arthur Andersen LLP on the financial statements for the Company's last two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor was either opinion qualified or modified as to audit scope or accounting principles.

   During the two most recent fiscal years of Arthur Andersen LLP's engagement, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. There have occurred no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K during the Company's two most recent fiscal years.

   The Company requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with the above statements. Such letter dated March 26, 1999, has been filed as Exhibit 16 to the Company's Current Report on Form 8-K dated March 26, 1999.

Audit Fees

   The aggregate fees billed by The Company's independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $557,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed by the Company's independent auditors in this category.

All Other Fees

   The aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were fees for tax services of approximately $68,000.

   The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

                                 OTHER MATTERS

   The Board of Directors knows of no other proposals which may be presented for action at the meeting. However, in accordance with the Company's bylaws, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

                                          By Order of the Board of Directors

                                          Mark E. Dapier
                                          Secretary

March 26, 2001

                                                                     Appendix A

                           MFN FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

A. Function

   The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Shareholders and others, the systems of internal controls which the Board and Company officers have established, the methodologies and assumptions used in preparing the financial information, and the audit process. In meeting its responsibilities, the Audit Committee is expected to take the following actions:

     (1) Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.

     (2) Review and update the committee's charter annually.

     (3) Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

     (4) Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

     (5) Inquire of management, the internal auditor and the independent accountant about the significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     (6) Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditors and the independent accountant.

     (7) Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

     (8) Review with management, the internal auditor and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     (9) Consider and review with the independent accountant and the internal auditor:

       (a) The adequacy of the company's internal controls including computerized information system controls and security.

       (b) Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

     (10) Review with management and the independent accountant at the completion of the annual examination:

       (a) The company's annual financial statements and related footnotes.

       (b) The independent accountant's audit of the financial statements and report thereon.

       (c) Any significant changes required in the independent account's audit plan.

       (d) Any serious difficulties or disputes with management encountered during the course of the audit.

       (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     (11) Consider and review with management and the internal auditor:

       (a) Any significant findings during the year and management's responses thereto.

       (b) The quality/adequacy of the accounting department's staff.

     (12) Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     (13) Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

     (14) Meet with the internal auditor, the independent accountant and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

     (15) Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

     (16) Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

     (17) The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

B. Audit Committee Membership

   The Audit Committee shall be composed of the number of members who are appointed in the manner determined by the Board; provided, however, that all members shall be outside directors independent of management.

C. Audit Committee Meetings

   The Audit Committee shall meet at least four times per year to coincide with completion of the Form 10-K and Form 10-Q filings, or more frequently as circumstances require. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities, and shall perform such other duties as required by the Company's Board. At the meeting of the Audit Committee the presence of a simple majority or more of the Audit Committee members shall constitute a quorum, and the affirmative vote of a simple majority or more of all Audit Committee members shall be necessary for the adoption of any resolution.

   The Audit Committee meetings will take place at the Company's principal place of business or at a site determined by the Board (or arrange for telephonic meetings) as required. The Audit Committee may and should ask Company officers or others to attend the meetings and provide pertinent information as necessary.

   The Audit Committee shall arrange for minutes of the meetings to be taken and maintained at the Company.

D. Audit Committee Members' Responsibilities

   Audit Committee members shall diligently discharge their duties under this Charter and endeavor to attend all meetings called. The duties of an Audit Committee member are in addition to those of a Board member.

PROXY                                                                      PROXY
                           MFN FINANCIAL CORPORATION
                  100 Field Drive, Lake Forest, Illinois 60045

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Edward G. Harshfield and Jeffrey B. Weeden and Mark E. Dapier, or any of them, as proxies, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Common Stock in MFN Financial Corporation at the annual meeting of stockholders of MFN Financial Corporation to be held on Tuesday, April 24, 2001, at 10:00 a.m., local time, at the North Shore Hotel Moraine, 700 Sheridan Road, Highwood, Illinois, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                 (Continued and to be signed on reverse side.)

                           MFN FINANCIAL CORPORATION
     Please mark vote in oval in the following manner using dark ink only.
1.   Election of Directors -                                FOR   WITHHOLD    FOR ALL
     Thomas L. Gooding, Andrew C. Halvorsen,                ALL      ALL     (EXCEPT*)
     Edward G. Harshfield,                                  /__/     /__/      /__/
     Martin L. Solomon, Robert Stucker,
     Jeffrey B. Weeden, George R. Zoffinger                                      ---------------------
                                                                                *Nominee Exception(s)

2.   Approval of the proposal to amend MFN                  FOR      AGAINST    ABSTAIN
     Financial Corporation's Amended and                   /__/       /__/       /__/
     Restated 1989 Stock Option and Incentive
     Compensation Plan to increase the number
     of shares authorized for issuance thereunder.

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                                         (If the stock is registered in the name of more than one
                                         person, the proxy should be signed by all named holders.
                                         If signing as attorney, executor, administrator, trustee,
                                         guardian, corporate official, etc., please give full title as such.)

                                         ______________________________________________(Signature)
                                         DATED:________________________________________________, 2001
                                         ______________________________________________(Signature)

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.